UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-51429	20-1334845
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Identification Number

1008 Liuxue Road, Baqiao District

Xi’an, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-29-83328813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2015, China Housing & Land Development, Inc. (the “Company”) filed a Certificate of Change pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of Nevada to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-five (1-for-5) (the “Reverse Split”). The Reverse Split was authorized by the Board of Directors of the Company pursuant to Section 78.207 of the NRS on April 3, 2015 and, pursuant to the Certificate of Change, became effective as of April 24, 2015.

Following the Reverse Split, each stockholder’s percentage ownership in the Company and the proportional voting power will remain unchanged, with the exception of minor changes and adjustments resulting from rounding up of fractional interests. No fractional shares of the Company’s Common Stock were issued in connection with the Reverse Split, and any stockholders entitled to receive a fractional post-split share received one (1) whole post-split share. The description contained herein of the Reverse Split is qualified in its entirety by reference to the Certificate of Change, a copy of which is attached to this report as Exhibit 3.1 hereto and incorporated herein by reference.

On April 24, 2015, the Company issued a press release announcing the Reverse Split, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description

3.1	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State on April 22, 2015.
99.1	Press release dated April 24, 2015 furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Dated: April 24, 2015	By: /s/ Fang Nie
Name: Fang Nie
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description

3.1	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State on April 22, 2015.

99.1	Press release dated April 24, 2015.